Exhibit 99.1
Financial Overview Fall 2008 Leasing Activity Report - Same Community 40,765 Total EDR same community portfolio 37,439 91.8% 39,135 35,505 90.7% (leasing information as of September 7, 2008) Design Beds Leased Beds % Design Beds Leased Beds % Same apartment porfolio - core 14,982 14,299 95.4% 14,988 14,405 96.1% Properties in stressed markets * 2,628 2,202 83.8% 2,628 2,568 97.7% Total same apartment porfolio 17,610 16,501 93.7% 17,616 16,973 96.3% University Towers residence hall 953 953 100.0% 953 953 100.0% Total same community porfolio 18,563 17,454 94.0% 18,569 17,926 96.5% Place apartments portfolio 5,894 4,809 81.6% 5,894 5,069 86.0% Joint venture portfolio 2,195 2,092 95.3% 2,195 1,990 90.7% Total same community, owned & joint venture 26,652 24,355 91.4% 26,658 24,985 93.7% 2008 2007 Same apartments - managed, not owned 12,533 11,676 93.2% 12,477 10,520 84.3% New development - less than one year New managed - less than one year 528 528 100.0% --- --- --- 1,052 880 83.7% --- --- --- * Three properties in markets with temporary imbalances of supply or demand: 636-beds in Oxford, MS; 1,116-beds in Gainesville, FL; 876-beds in Kalamazoo, MI.